                                                                     EXHIBIT 1.1

                                                               STB DRAFT 7/10/97


                                1,000,000 Shares

                                   MBIA INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                            July 14, 1997



LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Lehman Brothers Inc.
      3 World Financial Center
      New York, New York  10285-0090

Dear Sirs:

          MBIA Inc., a Connecticut corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 1,000,000 shares of its common stock (par value $1.00 per share) ("Common Stock") of the Company. The 1,000,000 shares of Common Stock to be issued and sold by the Company are hereinafter called the Firm Shares.

          It is understood that, subject to the conditions hereinafter stated, the Firm Shares will be sold to the several Underwriters named in Schedule I hereto (the "Underwriters"). Lehman Brothers Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. shall act as representatives (the "Representatives") of the several Underwriters.

          The Company also proposes to issue and sell to the several Underwriters not more than an additional 150,000 shares of its Common Stock (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares.

          1.   Registration Statement and Prospectus.  The Company has prepared
               -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the
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                                                                               2


"Act"), a registration statement on Form S-3 (File No. 333-15003) including a prospectus relating to the Shares, which has become effective under the Act.
The registration statement as amended at the time when the Company filed with the Commission its Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K"), including any documents incorporated or deemed to be incorporated by reference therein at such time, is hereinafter referred to as the Registration Statement; and the prospectus (as amended or supplemented by a prospectus supplement relating to the terms of the offering of the Shares) in the form first used to confirm sales of Shares is hereinafter referred to as the Prospectus.

          2.   Agreements to Sell and Purchase.  The Company hereby agrees to
               -------------------------------
issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters, upon the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, agrees, severally and
not jointly, to purchase from the Company at a price per share of $       (the
"Purchase Price"), the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 150,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. The Representatives shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day
(i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          3.   Terms of Public Offering.  The Company is advised by you that the
               ------------------------
Underwriters propose (i) to make a public
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                                                                               3

offering of their respective portions of the Shares as soon as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4.   Delivery and Payment.  Delivery to the Underwriters of and
               --------------------
payment for the Firm Shares to be purchased by the Underwriters shall be made at 10:00 A.M., New York City time, on the fourth business day (the "Closing Date") following the date hereof, at such place outside the State of New York as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

          Delivery to the Underwriters of and payment by the Underwriters for any Additional Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement among the Representatives and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor, at the option of the Company made no later than 10:00 A.M. on the day prior to the Closing Date, by in same-day funds, less one day's (or, if the Closing Date occurs on a Friday, three days') interest at the federal funds rate in effect at 10:00 A.M. on the day prior to the Closing Date plus fifty (50) basis points, to an account or accounts specified by the Company.

          5.   Agreements of the Company.  The Company agrees with you:
               -------------------------

          (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any post-effective amendment to the
     Registration Statement becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for
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                                                                               4

     offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably and timely request.

          (c) Not to file any amendment or supplement to the Registration Statement or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object.

          (d) On or about 10:00 A.M. New York City time on the first business day next succeeding the date of this Agreement, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (e) If during the period specified in paragraph (d) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

     (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified), to continue such qualification in effect so long as required for distribution of the Shares (but in no event longer than one year from the date hereof) and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

          (g) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act.

          (h) Not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Lehman Brothers Inc. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan, (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, including any shares of Common Stock of the Company sold pursuant to the preferred share purchase rights plan adopted by the Company on December 12, 1991 and (iii) the Company may issue up to an aggregate of _______ shares of Common Stock in connection with one ore more acquisitions of other companies or businesses.

          (i) To use its best efforts to cause the Firm Shares and the Additional Shares to be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (j) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6.  Representations and Warranties of the Company.  The Company
              ---------------------------------------------
represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective or at the time of filing by the Company with the Commission of its 1996 10-K, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

          (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

          (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's

     Significant Subsidiaries, as defined in Rule 1-02 of Regulation S-X ("Significant Subsidiaries"), have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

          (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) Neither the Company nor any of its Significant Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound.

          (i) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries.

          (j) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

          (k) Coopers & Lybrand L.L.P. are independent public accountants with respect to the Company as required by the Act.

          (l) The financial statements, together with related schedules and notes, forming part of the Registration Statement and the Prospectus or incorporated therein by reference (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the financial and statistical information and data set forth under the caption "Selected Consolidated Financial and Statistical Data" in the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

          (m) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) [Other than pursuant to the Amended and Restated Shareholders' Agreement dated as of May 21, 1987, as amended, among the Company and the shareholders named therein (the "Shareholders' Agreement"), no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.]


          7.   Indemnification.  (a)  The Company agrees to indemnify and hold
               ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus

(as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement or the Prospectus. The Underwriters severally confirm that the statements with respect to the public offering of the Shares set forth on the cover page of, and under the caption "Underwriting" in, the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement and the Prospectus.

     (c) In case any action shall be brought involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter the indemnifying party) in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for each of (a) all the Underwriters and their controlling persons (which firm shall be designated in writing by Lehman Brothers Inc.) and (b) the Company and its controlling persons, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without the written consent of the indemnifying party but, if settled with the written consent of the indemnifying party or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or final judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters, respectively, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, and (ii) on the Closing Date you shall have received a certificate dated the Closing Date, signed by an executive officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 8.

          (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Act.

          (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Louis G. Lenzi, Esq., General Counsel of the Company, to the effect that:

                    (i) the Company and each of its subsidiaries (other than MBIA Insurance Corporation ("MBIA Corp."), which is discussed below) has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                    (ii) the Company and each of its subsidiaries (other than MBIA Corp., which is discussed below) is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole;

                    (iii) (A) MBIA Corp. has been duly incorporated, is validly existing as an insurance company in good standing under the laws of the State of New York and (B) is duly licensed and in good standing to conduct its business in each state in the United States and the District of Columbia;

                    (iv) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned of record and, to the best knowledge of such counsel, beneficially by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                    (v) all the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                    (vi) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                    (vii) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law), subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                    (viii) the authorized capital stock of the Company, including the Common Stock, conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                    (ix) the Registration Statement became effective under the Act on ________ __, 1996 and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                    (x) the statements under the captions "Description of Common Stock" and "Description of Capital Stock" in the Prospectus and
          Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings;

                    (xi) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body under United States Federal law or the laws of the State of

          Connecticut or the State of New York (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any material agreement, indenture or other material instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees under United States Federal law or the laws of the State of Connecticut or the State of New York known to such counsel and applicable to the Company or any of its subsidiaries or its respective properties;

                    (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                    (xiii) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                    (xiv)[ to the best of such counsel's knowledge, after due inquiry, other than pursuant to the Shareholders' Agreement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company]; and

                    (xv) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and other financial and statistical information contained or incorporated by reference therein as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (B) such counsel believes that (except for financial statements and other financial and statistical information contained or incorporated by reference therein, as aforesaid) the Registration Statement at the time it became effective or at the time of filing by the Company with the Commission of its 1996 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as of its date and as of the Closing Date, as amended or supplemented, if applicable (except for financial statements and other financial and statistical contained or incorporated by reference therein, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Each of the opinions delivered pursuant to this paragraph (e) may rely as to matters of Connecticut law on the opinion of Day, Berry & Howard or of such other local counsel as shall be reasonably satisfactory to you.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Debevoise & Plimpton, counsel for the Company, as to the matters referred to in clauses (i) (but only as to the Company), (iii)(A), (v),
     (vi), (vii), (viii), (ix), (x) (but only as to the statements in the Prospectus under "Description of the Common Stock" and "Description of Capital Stock") and (xv) of paragraph (e) above.

               In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Each of the opinions delivered pursuant to this paragraph (f) may rely as to matters of Connecticut law on the opinion of Day, Berry & Howard or of such other local counsel as shall be reasonably satisfactory to you.

          (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Simpson Thacher & Bartlett, counsel for the Underwriters, as to the matters referred to in clauses (vi), (vii), (ix), (x) (but only with respect to the statements in the Prospectus under "Description of Common Stock" and "Description of Capital Stock") and (xv) of paragraph
     (e).  In giving such opinion with respect to the matters covered by clause
     (xv) such
     counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Each of the opinions delivered pursuant to this paragraph (g) may rely as to matters of Connecticut law on the opinion of Day, Berry & Howard or of such other local counsel as shall be reasonably satisfactory to you.

          (h) You shall have received on and as of the Closing Date a letter in form and substance satisfactory to you, from Coopers & Lybrand L.L.P., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Coopers & Lybrand L.L.P. on the date of this Agreement.

          (i) The Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

          9.   Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon execution of this Agreement.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if (a) any of the following has occurred after the execution and delivery of this Agreement and prior to the Closing
Date: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis that, in your judgment, is material and adverse; and (b) in the case of any of the events specified in (a) above, such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares
                       --------
or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Fees and Expenses.  The Company agrees to pay (i) the costs
               -----------------
incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement; (v) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication;
(vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares;
(vii) any applicable listing or other fees; (viii) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); and (ix) all other costs and expenses incident to the performance of the obligations of the Company; provided that, except as provided in this Section 10 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

          11.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to MBIA Inc., 113 King Street, Armonk, New York 10504 and (b) if to any Underwriter or to you, to you c/o Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285-0090, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations and warranties of the Company and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                       Very truly yours,

                                       MBIA INC.


                                       By____________________________
                                         Name:
                                         Title:


LEHMAN BROTHERS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
SMITH BARNEY INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By LEHMAN BROTHERS INC.


   By__________________________
     Name:
     Title:

                                   SCHEDULE I
                                   ----------



                                                Number of Firm Shares
U.S. Underwriters                                  to be Purchased
-----------------                               ---------------------

Lehman Brothers Inc. . . . . . . . . . . . . .
Donaldson, Lufkin & Jenrette
  Securities Corporation . . . . . . . . . . .
Smith Barney Inc.  . . . . . . . . . . . . . .


                                                  __________________
Total                                                   1,000,000